TO BE EFFECTIVE FEBRUARY 22, 2000

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                  STRONG HIGH-YIELD MUNICIPAL BOND FUND, INC.

          The undersigned Vice President of Strong High-Yield Municipal Bond Fund, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Common Stock as the Investor series of the Strong High-Yield Municipal Bond Fund, as indicated below, and to create the Advisor series of the Strong High-Yield Municipal Bond Fund.

          "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     'A.     The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                  SERIES      AUTHORIZED NUMBER OF SHARES

Strong High-Yield Municipal Bond Fund  Investor     Indefinite
                                       Advisor      Indefinite'''

          This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on January 28, 2000 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Advisor series of the Strong High-Yield Municipal Bond Fund have been issued.

          Executed in duplicate this 31st day of January, 2000.

                                   STRONG HIGH-YIELD MUNICIPAL BOND
                                   FUND, INC.

                                   By:    /s/ Stephen J. Shenkenberg
                                         Stephen J. Shenkenberg, Vice President

This instrument was drafted by:

Susan Anne Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051